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                                                                  Exhibit (5)(A)

Single Premium Immediate Annuity Application               AIG   American
                                                                   General

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
[_] American General Life Insurance Company, Houston, TX    [_] AIG Annuity Insurance Company, Amarillo, TX

Member companies of American International Group, Inc.

In this application, "Company" refers to the insurance company whose name is checked above.

The insurance company checked above is solely responsible for the obligation and payment of benefits under any policy that it may issue. No other company shown is responsible for such obligations or payments.

Instructions: Please type or print in black ink.
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 1.  Annuitant          (If Owner and Annuitant are different, check here [_] and also complete Owner information, #4.)

     Sex: [_] Male  [_] Female                                                  Date of birth* (MM/DD/YYYY): _____________________

     Name (FIRST, MI, LAST): Mr/Mrs/Ms ___________________________________________________________________________________________

     Address (STREET):______________________________________________      (CITY/ST/ZIP): _________________________________________

     Telephone number: (   )                                      SSN/TAX ID: ____________________________________________________
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     If Owner/Annuitant/Payee is a person and neither a U.S. citizen nor a U.S. resident, explain residency and citizenship under
       "Special Requests", #9.

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1A.  Joint Annuitant (Joint contracts only. Also complete #3 Joint Life below)

     [_]Spouse            [_] Other __________________

     Sex: [_] Male  [_] Female                                                  Date of birth* (MM/DD/YYYY): _____________________

     Name (FIRST, MI, LAST): Mr/Mrs/Ms ___________________________________________________________________________________________

     Address (STREET): _____________________________________________      (CITY/ST/ZIP): _________________________________________

     Telephone number: (   )                                      SSN/TAX ID: ____________________________________________________
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     * Evidence of age is required for any Lifetime Income Payout Option and any Qualified or IRA annuity.
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 2.  Premium Payment

     Premium Payment: $ _____________________________

     Type:    [_] (S)1035 Exchange/Trustee Transfer (complete "Company" transfer Form)  [_] Check Attached [_] Wire Transfer

     Source:  [_] Nonqualified                                         [_] IRA          [_] Deferred Comp. (457 plans)

              [_] Qualified** (plan type/name) ____________________________________     [_] Other ________________________________

     ** Qualified: Funds from a retirement plan such as a Keogh/HR-10, 401(k), 403(b), 401(a) Defined Benefit, Money Purchase or
        Profit Sharing plan.
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3.   Income Payments                                                       PAYOUT OPTIONS:

     [_] SINGLE LIFE:                                                  [_] Lifetime Income Only (also complete #10)

     [_] JOINT LIFE: (Also complete Joint Annuitant information, #1A)  [_] Lifetime Income with Certain Period of ___yrs and ___mos.

         [_] Payments will be ______% at the death of either           [_] Lifetime Income with Cash (lump sum) Refund

         [_] Payments will be ______% at the death of _____________    [_] Lifetime Income with Installment Refund

                                                                       [_] Certain Period of ____________ yrs and ____________mos.

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     Payment Mode (frequency): [_] Monthly         [_] Quarterly                [_] Other ______________________________________
                               [_] Semi-Annually   [_] Annually

     [_] Level Payments   OR    [_] Payments Increase       OR         [_] Payments Decrease (Explain in "Special Requests", #9)

     Income Start Date: Will be one modal period from the date premium is received unless stated here. (MM/DD/YYYY) ______________

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AGLC0354-2001                       Page 1 of 4                          Rev0803

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
4.   Owner                     (Complete if Owner and Annuitant are different)

     [_] Individual     [_] Partnership     [_] Corporation      [_] Trust   [_] Plan Sponsor      [_] Other_____________________

     Name ______________________________________________________________________           Date of birth (MM/DD/YYYY):___________

     Address (STREET): ___________________________________________________   (CITY/ST/ZIP):______________________________________

     Telephone number: (   )                                     SSN/TAX ID: ____________________________________________________
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4A.  Joint Owner               (Nonqualified only)

     [_] Spouse          [_] Other ___________________________

     Name ______________________________________________________________________           Date of birth (MM/DD/YYYY):___________

     Address (STREET): ___________________________________________________   (CITY/ST/ZIP):______________________________________

     Telephone number: (   )                                     SSN/TAX ID: ____________________________________________________
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5.   Payee                     (Complete if Payee is not the Annuitant or if the address for payments is different from #1. If EFT complete #8)

     Name (FIRST, MI, LAST): Mr/Mrs/Ms: _________________________________________________________________________________________

     Mailing Address (STREET): ___________________________________________   (CITY/ST/ZIP):______________________________________

     Telephone number: (   )                                     SSN/TAX ID: ____________________________________________________
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     List additional payees under "Special Requests", #9, or on a separate sheet signed by the Owner and check this box. [_]
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6.   Beneficiary Information   (If more than one Beneficiary, proceeds will be divided equally unless otherwise indicated.)

     Name:_______________________________________________________  Address:______________________________________________________

          ___________%   SSN/Tax ID: _____________________________________  Relationship to Owner:_______________________________

     Name:_______________________________________________________  Address:______________________________________________________

          ___________%   SSN/Tax ID:______________________________________  Relationship to Owner:_______________________________

     If more than 2 Beneficiaries, list on a separate sheet signed by the Owner and check this box. [_]
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7.   Tax Withholding

     Annuity payments may be subject to Federal and State income tax withholding. If you elect not to have withholding apply to your payments, or if you do not have enough Federal and State income tax withheld, you may be responsible for payment of estimated tax. You may incur tax penalties if your withholding and estimated tax payments are not sufficient. You may revoke your withholding election at any time by completing a new W4-P and returning it to the Company. If a W4-P is not included or withholding is not indicated below, Federal withholding will be for filing as a married person claiming three (3) withholding allowances until revoked by the Owner.
     Federal Tax Withholding:
       [_] Do Not withhold Federal Income Tax
       [_] Do withhold Federal Income Tax based on this information: Allowances _________ Marital Status ___________ or $ _______
     State Tax Withholding (if applicable):
       [_] Do Not withhold State Income Tax
       [_] Do withhold State Income Tax: $ __________________________________________ or _______________________________%
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8.   Electronic Funds Transfer

     [_] Checking (attach voided check)        [_] Savings (attach deposit slip)

     Name on Account: ___________________________________________      Account Number: __________________________________________

     Name of Institution ________________________________________      ABA Routing/Transit Number _______________________________

     I authorize the Company to initiate credit entries and, if necessary, debit entries
     and adjustments for any credit entries in error to the account indicated above.         (Owner's initials) _________________
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9.   Special Requests:

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AGLC0354-2001                       Page 2 of 4                          Rev0803

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
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10. Lifetime Income Payout Option

    I understand that no further income payments will be made and this contract will
    terminate at the death of all Annuitants listed in #1 (and #1A, if applicable).               (Owner's initials) ______________

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11. Owner(s) Signatures:

    I represent that:

    A. Required Minimum Distribution: I understand that annuities purchased with IRA or Qualified Plan funds are subject to the
       Minimum Distribution Rules. If I turn age 70 1/2 during this calendar year or if I am currently taking Required Minimum
       Distributions I further understand that the Required Minimum Distribution must be withdrawn before transferring the funds.

    B. Suitability: The surrender and withdrawal provisions have been explained to me. I understand that once selected the items in the Income Payment Section (#3) cannot be changed or terminated. I believe this to be a suitable purchase for my financial situation at this time. No bankruptcy proceedings are pending or contemplated.

    C. Rights of Succession: Unless indicated in "Special Requests", #9, of this Application the ownership succession will be as described in Section 2.06 of the Contract which states: Upon the death of the Owner, ownership rights will succeed as follows: (1) surviving Owner or Joint Owner, if any; (2) Annuitant(s), if any; (3) Beneficiary(ies), if any; (4) Estate or
       successors of the last Owner or Joint Owner to die.

    D. Replacement: Do you have any existing annuity or insurance contracts?                                         [_] Yes [_] No

       If yes, will the proposed contract replace any existing annuity or insurance contracts?                       [_] Yes [_] No
       (If yes, complete appropriate replacement documents.)

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    Under penalties of perjury, I certify: (1) that the Social Security Number (SSN) or taxpayer identification number is correct as it appears on the application; and (2) that I am not subject to backup withholding under (S) 3406(a)(1)(C) of the Internal
    Revenue Code; and (3) I am a U.S. person (including a U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. You must cross out item (2) if you are subject to backup withholding and cross out item (3) if you are not a U.S. person (including a U.S. resident alien).
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    All statements made in this application are true to the best of my knowledge and belief. I agree to all terms and conditions as shown. I have read and understand the State Notices on page 4, if applicable. I further agree that this application will be part of the annuity contract.

    X________________________________________________________     X_______________________________________________  _______________
     Owner's Signature                                             Joint Owner's Signature (if applicable)          Date

    Signed at (CITY/STATE/ZIP) ____________________________________________________________________________________________________

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12. For Agent/Broker Use Only:

    This annuity is suitable for the applicant's financial needs.                                                    [_] Yes [_] No

    Does the proposed Annuitant(s) have any existing annuity or insurance contracts?                                 [_] Yes [_] No

      If yes, will this proposed contract replace any existing annuity or insurance contracts?                       [_] Yes [_] No

      If yes, have you provided the Annuitant with all necessary replacement documents as required by state law?     [_] Yes [_] No

    I hereby certify all information contained in this application is true to the best of my knowledge and belief.

REQUIRED
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  X___________________________     ____________________________________    ________________________________________________________
   Agent/Broker Signature          Agency Name                             State License Number

  ____________________________     ____________________________________    ________________________________________________________
   Print Agent/Broker Name         Agency Number                           Agent/Broker Address (STREET)

  ____________________________     ____________________________________    ________________________________________________________
   Date                            Agent/Broker Number                     (CITY/ST/ZIP)
                                   ------------------------------------------------------------------------------------------------
                                                                        O P T I O N A L
                                   ------------------------------------------------------------------------------------------------

  ____________________________     X___________________________________    ________________________________________________________
   Phone Number                      Additional Agent/Broker Signature     Additional Agent/Broker Number

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13. New Business Enclosures    (For Agent/Broker Use Only): Check all that apply.

    [_] Check (Payable to the "Company")                     [_] Proof of Age (copy of Birth Certificate, Driver's License,
                                                                   Passport, other official I.D.)

    [_] 1035 Exchange/Trustee Transfer forms                 [_] EFT: voided check or deposit slip

    [_] Replacement Notice (if applicable)                   [_] Annuity Quote

    [_] State Notice (in applicable states)                  [_] Other: ___________________________________________________________

    [_] Non-natural owner proof of authorization to sign (ex: Resolution, Trust Affidavit): _______________________________________

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AGLC0354-2001                      Page 3 of 4                           Rev0803

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                                  STATE NOTICES

The following states require an acknowledgement of a state notice. Please refer to the Notice for your state as indicated below. Check the appropriate box and read the Notice pertaining to the state in which the application is signed.

[_] Arkansas:          Any person who knowingly presents a false or fraudulent
                       claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

[_] Arizona:           Upon your written request we will provide you, within a
                       reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within 20 days after you receive it for a full refund.

[_] Colorado:          It is unlawful to knowingly provide false, incomplete,
                       misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud a policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado
                       Division of Insurance within the Department of Regulatory
                       Services.

[_] Florida:           Any person who knowingly and with intent to injure,
                       defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony in the third degree.

                       Annuities sold by financial institutions:

                       ANNUITIES ARE NOT FDIC INSURED. ANNUITIES ARE NOT
               [LOGO] OBLIGATIONS OF THIS BANK. THE FINANCIAL INSTITUTION [LOGO]
                         DOES NOT GUARANTEE PERFORMANCE BY THE INSURER
                                    ISSUING THE ANNUITY.

[_] Kentucky:          Any person who knowingly and with intent to defraud any
                       insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact thereto commits a fraudulent act, which is a crime.

[_] Maine:             It is a crime to knowingly provide false, incomplete or
                       misleading information to an insurance company for the purpose of defrauding the company. A penalty may include imprisonment, fines or a denial of insurance benefits.

[_] New Jersey:        Any person who includes any false or misleading
                       information on an application for an insurance policy is subject to criminal and civil penalties.

[_] New Mexico:        Any person who knowingly presents false or fraudulent
                       claim for payment of a loss or benefit or knowingly presents false information on an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

[_] Ohio:              Any person who, with intent to defraud or knowing that
                       he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

[_] Pennsylvania:      Any person who knowingly and with intent to defraud any
                       insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

[_] Washington, D.C.:  Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

AGLC0354-2001                      Page 4 of 4                           Rev0803